CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Smith Barney
Income Funds – SB Convertible Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2006 (the
“Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of
1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Income Funds –	Smith Barney Income Funds –
SB Convertible Fund	SB Convertible Fund

/s/ R. Jay Gerken	/s/ Robert J. Brault
R. Jay Gerken	Robert J. Brault
Date: April 10, 2006	Date: April 10, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18
U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.